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                                                                  EXHIBIT 10.1.2

                   SECOND AMENDMENT TO THE TRANSFER AGREEMENT
                        BETWEEN UCAR CARBON COMPANY INC.
                            AND UCAR GRAPH-TECH INC.

        The Transfer Agreement is hereby amended, in accordance with the following.

         1. The second paragraph of Section 4.1 is hereby amended to read in its entirety as follows:


                  "Transferee and its participating subsidiaries hereby agree to be, and from and after the Closing shall continue to be, (1) jointly and severally liable with Transferor and its other participating subsidiaries and affiliates for all benefits owed to participants and their beneficiaries under the Program and the Plan and (2) except as otherwise expressly provided in the Services Agreement, solely liable and responsible for all benefits owed to its employees and retirees, and their beneficiaries, under such plans. Subject to the parties' obligations under clause (1) of the preceding sentence (which the parties expect would not become applicable unless either party is unable to meet its obligations under this sentence), the parties agree that funding, contribution, expense and other costs and payments in respect of the Plan and the Program shall be borne in proportion to the obligations to their respective retirees and employees. The parties agree that all employees of Transferor who retired from the Business after February 25, 1991 (approximately 20 employees), and employees of Transferee and its subsidiaries (including the Employees) who retire after the Closing, shall be considered retirees of Transferee for all purposes (including, but not limited to, funding obligations and administration of benefits) under the Program, the Plan and such plans. Notwithstanding anything contained herein or in the Services Agreement to the contrary, the only assets to be transferred to or for the benefit of Transferee or its subsidiaries or its employee benefit plans in respect of the Program, the Plan or any of such plans shall be those required to be transferred by applicable law in respect of the Program or the Plan at such time as Transferee or its subsidiaries ceases to participate in the Program or the Plan."



         Date: July 24, 2000